                                                                      Exhibit 99

                        CADMUS NON-QUALIFIED SAVINGS PLAN

                      (As Adopted Effective March 15, 2002)

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                        Page
                                                                                                                        ----
                                    ARTICLE I
                               Definition of Terms
                               -------------------
1.1        Accrued Benefit.........................................................................................       1
1.2        Act.....................................................................................................       1
1.3        Active Participant......................................................................................       1
1.4        Administrator...........................................................................................       1
1.5        Affiliate...............................................................................................       1
1.6        Beneficiary.............................................................................................       1
1.7        Board...................................................................................................       1
1.8        Code....................................................................................................       1
1.9        Company Stock...........................................................................................       1
1.10       Compensation............................................................................................       2
1.11       Deferred Compensation Plan..............................................................................       2
1.12       Deferral Contributions..................................................................................       2
1.13       Effective Date..........................................................................................       2
1.14       Eligible Employee.......................................................................................       2
1.15       Employee................................................................................................       2
1.16       Employer................................................................................................       2
1.17       Fund....................................................................................................       3
1.18       Inactive Participant....................................................................................       3
1.19       Non-Qualified Thrift Plan...............................................................................       3
1.20       Participant.............................................................................................       3
1.21       Plan....................................................................................................       3
1.22       Plan Sponsor............................................................................................       3
1.23       Plan Year...............................................................................................       3
1.24       Retiree.................................................................................................       3
1.25       Savings Account.........................................................................................       3
1.26       Savings Contributions...................................................................................       4
1.27       Thrift Contributions....................................................................................       4
1.28       Thrift Savings Plan.....................................................................................       4
1.29       Trust Agreement.........................................................................................       4
1.30       Trustee.................................................................................................       4
1.31       Valuation Date..........................................................................................       4
1.32       Valuation Period........................................................................................       4

                                   ARTICLE II
                          Eligibility and Participation
                          -----------------------------

2.1        Eligibility and Commencement of Participation...........................................................       4
2.2        Election Required for Participation in the Plan.........................................................       5
2.3        Length of Participation.................................................................................       6
2.4        Termination of Active Participation.....................................................................       6

                                   ARTICLE III
                     Accounts, Contributions and Adjustments
                     ---------------------------------------
3.1        Accounts................................................................................................       6
3.2        Contributions by Participants...........................................................................       6
3.3        Subtractions from Accounts..............................................................................       7
3.4        Crediting of Deemed Earnings or Loss to Accounts........................................................       7
3.5        Equitable Adjustment in Case of Error or Omission.......................................................       7
3.6        Statement of Accrued Benefit............................................................................       7

                                   ARTICLE IV
                                     Vesting
                                   ----------

4.1        Vesting Generally.......................................................................................       8
4.2        Forfeiture of Benefits..................................................................................       8
4.3        No Restoration of Forfeited Benefits....................................................................       8

                                    ARTICLE V
                                  Death Benefit
                                  -------------

5.1        Death after Benefit Commencement........................................................................       8
5.2        Death before Benefit Commencement.......................................................................       8
5.3        Beneficiary Designation.................................................................................       9

                                   ARTICLE VI
                               Payment of Benefits
                               -------------------

6.1        Time and Form of Payment................................................................................       9
6.2        Benefit Determination and Payment Procedure.............................................................      11
6.3        Payments to Minors and Incompetents.....................................................................      12
6.4        Distribution of Benefit When Distributee Cannot Be Located..............................................      12
6.5        Claims Procedure........................................................................................      12

                                ARTICLE VII
                                Withdrawals
                                -----------

7.1        Hardship Withdrawals....................................................................................      13
7.2        No Other Withdrawals Permitted..........................................................................      14


                                  ARTICLE VIII
                                     Funding
                                     -------

8.1        Funding.................................................................................................      14
8.2        Use of Trust............................................................................................      14
8.3        Fund Divisions..........................................................................................      14
8.4        Participant Investment Directions.......................................................................      15

                                   ARTICLE IX
                                   Fiduciaries
                                   -----------
9.1        Fiduciaries and Duties and Responsibilities.............................................................      16
9.2        Limitation of Duties and Responsibilities of Fiduciaries................................................      17
9.3        Service by Fiduciaries in More Than One Capacity........................................................      17
9.4        Allocation or Delegation of Duties and Responsibilities by Fiduciaries..................................      17
9.5        Assistance and Consultation.............................................................................      17
9.6        Compensation and Expenses...............................................................................      17
9.7        Indemnification.........................................................................................      17

                                    ARTICLE X
                               Plan Administrator
                               ------------------

10.1       Appointment of Plan Administrator.......................................................................      17
10.2       Plan Sponsor as Plan Administrator......................................................................      17
10.3       Procedure if a Committee................................................................................      18
10.4       Action by Majority Vote if a Committee..................................................................      18
10.5       Appointment of Successors...............................................................................      18
10.6       Duties and Responsibilities of Plan Administrator.......................................................      18
10.7       Power and Authority.....................................................................................      18
10.8       Availability of Records.................................................................................      18
10.9       No Action with Respect to Own Benefit...................................................................      19

                                   ARTICLE XI
                        Amendment and Termination of Plan
                        ---------------------------------

11.1       Amendment or Termination of the Plan....................................................................      19
11.2       Effect of Employer Merger, Consolidation or Liquidation.................................................      19

                                   ARTICLE XII
                                  Miscellaneous
                                  -------------

12.1       Headings................................................................................................      19
12.2       Gender and Number.......................................................................................      19
12.3       Governing Law...........................................................................................      20
12.4       Employment Rights.......................................................................................      20
12.5       Conclusiveness of Employer Records......................................................................      20
12.6       Right to Require Information and Reliance Thereon.......................................................      20
12.7       Alienation and Assignment...............................................................................      20
12.8       Notices and Elections...................................................................................      20
12.9       Delegation of Authority.................................................................................      20
12.10      Service of Process......................................................................................      20
12.11      Construction............................................................................................      21

                                  ARTICLE XIII
                        Adoption by Additional Employers
                        --------------------------------
13.1       Adoption by Additional Employers........................................................................      21
13.2       Termination Events with Respect to Employers Other Than the Plan Sponsor................................      21

Appendix A - List of Available Investment Funds

     THIS PLAN is adopted as of March 15, 2002 by Cadmus Communications Corporation, a Virginia corporation (the "Plan Sponsor"), for itself and for other participating employers who may participate in the Plan as provided herein (collectively or individually hereinafter called the "Employer");

                                   WITNESSETH:
                                   -----------

     WHEREAS, the Plan Sponsor currently maintains two non-qualified defined contribution deferred compensation plans, being the Cadmus Deferred Compensation Plan and the Cadmus Non-Qualified Thrift Plan, and the Plan Sponsor deems it desirable to consolidate those two plans and to provide a redesigned program for the deferral of compensation by certain of its key management and highly compensated employees pursuant to the terms of the Plan in consideration for each such person's future services;

     NOW, THEREFORE, the Plan provides as follows:

                                    ARTICLE I
                               Definition of Terms
                               -------------------

     The following words and terms as used in the Plan shall have the meaning set forth below, unless a different meaning is clearly required by the context:

     1.1 "Accrued Benefit": The balance in a Participant's Savings Account.

     1.2 "Act": The Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, or the corresponding section of any subsequent legislation which replaces it, and, to the extent not inconsistent therewith, the regulations issued thereunder.

     1.3 "Active Participant": A Participant who is an Eligible Employee with an election in force to make Savings Contributions to the Plan at the time in question or, for 2002, to make Deferral Contributions pursuant to the predecessor Deferred Compensation Plan or Thrift Contributions pursuant to the predecessor Non-Qualified Thrift Plan.

     1.4 "Administrator": The Plan Administrator provided for in ARTICLE X hereof.

     1.5 "Affiliate": Any subsidiary, parent, affiliate or other business entity related to the Plan Sponsor by at least eighty percent (80%) ownership (as determined by the Plan Sponsor).

     1.6 "Beneficiary": The person or persons designated by a Participant or otherwise entitled pursuant to paragraph 5.3 to receive benefits under the Plan attributable to the Participant after the death of the Participant.

     1.7 "Board": The present and any succeeding Board of Directors of the Plan Sponsor, unless such term is used with respect to a particular Employer and its Employees, in which event it shall mean the present and any succeeding Board of Directors of that Employer. Any Executive Committee or other committee of the Board may act on the Board's behalf in any matter pertaining to the Plan where such committee is duly empowered to do so.

     1.8 "Code": The Internal Revenue Code of 1986, as the same may be amended from time to time, or the corresponding section of any subsequent Internal Revenue Code, and, to the extent not inconsistent therewith, regulations issued thereunder.

     1.9 "Company Stock": The common stock of Cadmus Communications Corporation (or any successor thereto).

     1.10 "Compensation":

     1.10(a) For purposes of making Savings Contributions:

          (i) A Participant's "Compensation" as defined for purposes of the Thrift Savings Plan, but determined without regard to the "Compensation Limit" therein, plus amounts which would have been "Compensation" as defined therein but for their contribution to the Plan or any other plan, whether a qualified or non-qualified deferred compensation or cafeteria plan, of the Employer for such Plan Year. For purposes of determining Savings Contributions to the Plan, Compensation shall be based only on periods the Participant is an Active Participant. This Compensation is sometimes referred to as Base Pay Compensation.

          (ii) A Participant's incentive pay under the Plan Sponsor's executive compensation plan paid or payable with respect to a fiscal year of the Plan Sponsor for personal services rendered to the Employer as an Eligible Employee, including that portion of such compensation which is electively deferred under or contributed to the Plan or any other plan, whether a deferred compensation or cafeteria plan, of the Employer for such fiscal year, but excluding any such compensation deferred or contributed from a prior period, expense reimbursement and allowances, stock option or stock right income and benefits not normally paid in cash to the Participant. This Compensation is sometimes referred to as Incentive Pay Compensation.

     1.10(b) For purposes of making Thrift Contributions pursuant to the predecessor Non-Qualified Thrift Plan during 2002, a Participant's "Compensation" as defined for purposes of the Thrift Savings Plan, but determined without regard to the "Compensation Limit" therein, plus amounts which would have been "Compensation" as defined therein but for their contribution to the Plan, the Non-Qualified Thrift Plan or to the Deferred Compensation Plan. For purposes of determining Thrift Contributions to the Plan, "Compensation" shall be based only on periods the Participant is an Active Participant.

     1.10(c) For purposes of making Deferral Contributions pursuant to the predecessor Deferred Compensation Plan during 2002, a Participant's Incentive Pay Compensation.

     1.11 "Deferred Compensation Plan": The predecessor plan maintained by the Plan Sponsor known as the "Cadmus Deferred Compensation Plan".

     1.12 "Deferral Contributions": The amount of Compensation deferred by a Participant as Deferral Contributions pursuant to his election under the Plan or the predecessor Deferred Compensation Plan.

     1.13 "Effective Date": March 15, 2002.

     1.14 "Eligible Employee": An Employee (i) who is employed in Pay Grade 20 or above or who as of January 1, 2002 was contributing to the Non-Qualified Thrift Plan, unless designated as ineligible for active participation by the Plan Sponsor, or (ii) who is a senior sales leader selected for active participation by the Plan Sponsor. The Plan Sponsor in its discretion may from time to time exclude one or more Employees from active participation in the Plan by name or job description or may change the pay level or other additional criteria for eligibility for active participation in the Plan and may permit one or more Employees to continue to be eligible for participation even though demoted or otherwise removed from Pay Grade 20 or above or a senior sales leader position.

     1.15 "Employee": An individual who is employed in the service of the Employer as a common law employee.

     1.16 "Employer":

     1.16(a) With respect to determining active participation in the Plan, Eligible Employees and Compensation, the Plan Sponsor and each Affiliate with one or more employees covered by the Plan Sponsor's executive compensation plan or otherwise selected for active participation in the Plan.

     1.16(b) Employment with an Affiliate shall be considered employment with the Employer for all purposes of the Plan other than determining active participation in the Plan, Eligible Employees and Compensation.

     1.17 "Fund":

     1.17(a) If a trust fund is established and maintained for the Plan pursuant to a Trust Agreement, that trust fund, which shall consist of the Fund divisions described in paragraph 8.3 and Appendix A to the Plan. Notwithstanding the foregoing, any reference to the Fund is intended only for purposes of providing a measurement of benefits and account balances under the Plan and is not intended to segregate assets or identify assets that may or must be used to satisfy benefit liabilities under the Plan.

     1.17(b) If a trust fund is not established and maintained for the Plan pursuant to a Trust Agreement, that separate bookkeeping account maintained by the Plan Sponsor to make deemed investments of contributions to the Plan, which shall consist of the Fund divisions described in paragraph 8.3 and Appendix A to the Plan.

     1.18 "Inactive Participant": A Participant who is not an Active
Participant.

     1.19 "Non-Qualified Thrift Plan": The predecessor plan maintained by the Plan Sponsor known as the "Cadmus Non-Qualified Thrift Plan".

     1.20 "Participant": An Eligible Employee who elects to participate in the Plan, for so long as he is considered a Participant, as provided in ARTICLE II hereof.

     1.21 "Plan": This document as contained herein or duly amended. The plan maintained pursuant hereto shall be known as the "Cadmus Non-Qualified Savings Plan".

     1.22 "Plan Sponsor": Cadmus Communications Corporation, a Virginia corporation, or any successor thereto.

     1.23 "Plan Year": The calendar year.

     1.24 "Retiree": A Participant who retires from the employment of the Employer pursuant to the Employer's applicable retirement procedures and rules at a time when he either (1) both has attained age fifty-five (55) and is credited with at least ten (10) years of continuous service with the Employer or
(2) has attained age sixty-five (65).

     1.25 "Savings Account":

     1.25(a) The bookkeeping account under the Plan of a Participant attributable to his contributions under the Plan and the predecessor Deferred Compensation Plan and to the balances transferred from the predecessor Deferred Compensation Plan and Non-Qualified Thrift Plan to the Plan, as adjusted under the Plan, consisting of the following:

          (i) "Company Savings Account": The initial Company Savings Account balance as of the Effective Date of the Plan shall be the "Company Thrift Account" balance under the predecessor Non-Qualified Thrift Plan as of such date for each Participant whose "Company Thrift Account" balance is not fully vested as of such date. Thereafter, as a Participant's Company Savings Account balance becomes fully vested, it shall be transferred to his Participant Savings Account.

          (ii) "Participant Savings Account": The Participant's account attributable to:

               (A) His Savings Contributions under the Plan,

               (B) His Deferral Contributions under the Plan and the predecessor Deferred Compensation Plan,

               (C) His Participant Thrift Contributions under the Plan and the predecessor Non-Qualified Thrift Plan, and

               (D) His Company Savings Account once his Company Savings Account is fully vested and transferred to his Participant Savings Account.

     The initial Participant Savings Account balance as of the Effective Date of the Plan shall be the sum of the "Company Thrift Account" balance under the predecessor Non-Qualified Thrift Plan as of such date for each Participant whose "Company Thrift Account" balance is fully vested as of such date and the "Deferral Account" balance of the Participant under the predecessor Deferred Compensation Plan as of such date.

Notwithstanding the foregoing, the Administrator may maintain a single Savings Account balance for any Participant who does not have a Company Savings Account and/or any Participant who does have a Company Savings Account so long as adequate records are maintained to determine the vested and unvested balances therein.

     1.25(b) Separate subdivisions of each Participant's Savings Account, or other recordkeeping as determined by the Administrator, shall be maintained to account for Deferral Contributions under the predecessor Deferred Compensation Plan for which an election is in effect to pay at a specified time other than the time provided in subparagraph 6.1(a).

     1.26 "Savings Contributions": The amount of Compensation deferred by a Participant as Savings Contributions pursuant to his election under the Plan.

     1.27 "Thrift Contributions": The amount of Compensation deferred by a Participant as Thrift Contributions pursuant to his election under the Plan or the predecessor Non-Qualified Thrift Plan.

     1.28 "Thrift Savings Plan": The Cadmus Thrift Savings Plan, as amended from time to time, which plan is a defined contribution plan maintained by the Plan Sponsor and qualified under Section 401 of the Code.

     1.29 "Trust Agreement": The agreement, if any, by and between the Plan Sponsor and the Trustee under which the Fund, if any, is maintained. No such agreement has been entered into as of the Effective Date of the Plan.

     1.30 "Trustee": The person(s) serving from time to time as trustee of the Fund pursuant to any Trust Agreement.

     1.31 "Valuation Date": Each business day (based on the days the underlying investment funds are valued and transactions are effectuated in the applicable financial markets) of the Plan Year (which Valuation Date is sometimes referred to as a "daily" Valuation Date), or such other dates (which must be at least annually) as the Administrator may designate from time to time.

     1.32 "Valuation Period": The period from one Valuation Date to and including the next following Valuation Date.

                                   ARTICLE II
                          Eligibility and Participation
                          -----------------------------

     2.1 Eligibility and Commencement of Participation. Each Eligible Employee
         ---------------------------------------------
shall automatically be a Participant in the Plan upon his timely filing a Savings Contribution Election or other election to participate. For 2002, any "Thrift Contribution Election" under the predecessor Non-Qualified Thrift Plan and/or "Deferred Compensation Election" under the predecessor Deferred Compensation Plan as of the Effective Date shall be considered an election to participate in the Plan.

     2.2 Election Required for Participation in the Plan.
         -----------------------------------------------

     2.2(a) Active participation in the Savings Contribution portion of the Plan is available to each Participant who is an Eligible Employee and must be elected. An Eligible Employee may elect to become an Active Participant by executing a "Savings Contribution Election" and timely filing it with the Administrator. For 2002, any "Thrift Contribution Election" under the predecessor Non-Qualified Thrift Plan and/or "Deferred Compensation Election" under the predecessor Deferred Compensation Plan as of the Effective Date shall remain in effect for 2002 only.

     2.2(b) Unless otherwise provided in the Savings Contribution Election relating to Base Pay Compensation, the following rules shall apply:

          (i) An Eligible Employee may elect to make a Savings Contribution relating to Base Pay Compensation and become an Active Participant for such purpose for a Plan Year by executing a Savings Contribution Election for Base Pay Compensation and timely filing it with the Administrator by the 15th day of the calendar month preceding the calendar month (or at such time as the Administrator may require) for which the Savings Contribution Election is to become effective.

          (ii) As of the beginning of a Plan Year, a Participant may file a new Savings Contribution Election relating to Base Pay Compensation, without any restriction on the amount or percentage of his elected Savings Contribution (other than those contained in the Savings Contribution Election). During a Plan Year, a Participant may file a new Savings Contribution Election relating to Base Pay Compensation which increases the amount of his Savings Contributions for the remainder of the Plan Year. During a Plan Year, a Participant also may file a new Savings Contribution Election which terminates his Savings Contributions for the remainder of the Plan Year, in which event he shall not be entitled to file a new election for balance of the Plan Year.

          (iii) In its discretion the Administrator may permit Savings Contribution Elections relating to Base Pay Compensation to be made as dollar amount or as a percentage of Base Pay Compensation, may permit elections to become effective after the maximum permitted amount of elective salary reduction contributions has been made to the Thrift Savings Plan for a Plan Year (that is, the maximum elective deferrals under Section 402(g) of the Code for the Plan Year or the maximum elective contributions permitted under the terms of the Thrift Savings Plan for the Plan Year, including any maximums based on any special limitation imposed by the plan administrator of the Thrift Savings Plan) and/or may permit elections in an amount equal to any amount distributed from the Thrift Savings Plan due to non-discrimination testing of elective salary reduction and/or matching contributions for a Plan Year.

          (iv) Any Savings Contribution Election relating to Base Pay Compensation shall be a continuing election applicable to succeeding Plan Years during continued status as an Eligible Employee until changed by the filing of a new election. If a Participant ceases to be an Eligible Employee and thereafter again becomes an Eligible Employee, a new election shall be required.

     2.2(c) Unless otherwise provided in the Savings Contribution Election relating to Incentive Pay Compensation, the following rules shall apply:

          (i) Active participation in the Plan through a Savings Contribution Election relating to Incentive Pay Compensation is available and must be elected on a year by year basis with the applicable year being the Plan Sponsor's fiscal year.

          (ii) An Eligible Employee may elect to make a Savings Contribution relating to Incentive Pay Compensation and become an Active Participant for such purpose with respect to a fiscal year of the Plan Sponsor by executing a "Savings Contribution Election" for Incentive Pay Compensation with respect to such fiscal year and timely filing it with the Administrator at such time as the Administrator may require by the 15th day of the sixth month of the Plan Sponsor's fiscal year to which the election relates or, in the case of his commencement of eligibility to participate thereafter, within thirty (30) days after he is first eligible to become an Active Participant with respect to his Incentive Pay Compensation for such fiscal year but in no event later then the 15th day of the eleventh month of such fiscal year.

          (iii) In its discretion the Administrator may permit Savings Contribution Elections relating to Incentive Pay Compensation to be made as dollar amount, as a percentage of Incentive Pay Compensation, as a dollar amount or percentage above a specified amount or percentage, or on any other basis it determines is acceptable.

          (iv) A Participant shall have no unilateral right to change or terminate his Savings Contribution Election relating to Incentive Pay Compensation for a fiscal year of the Plan Sponsor once the election filing deadline has passed.

     2.3 Length of Participation. An Eligible Employee who becomes a Participant
         -----------------------
shall be or remain a Participant for so long as he is an Eligible Employee with a Savings Contribution Election (or for 2002, a "Thrift Contribution Election" under the predecessor Non-Qualified Thrift Plan and/or a "Deferred Compensation Election" under the predecessor Deferred Compensation Plan) in effect or he is entitled to future benefits under the terms of the Plan.

     2.4 Termination of Active Participation. A Participant who is an Active
         -----------------------------------
Participant for a Plan Year shall cease to be an Active Participant for the Plan Year if and when he ceases to be an Eligible Employee during the Plan Year, in which case he may not again become an Active Participant until a subsequent Plan Year. A leave of absence (whether paid or unpaid) shall not be considered cessation of status as an Eligible Employee for this purpose.

                                   ARTICLE III
                     Accounts, Contributions and Adjustments
                     ---------------------------------------

     3.1 Accounts. The Employer shall establish and maintain on its books a
         --------
Savings Account and appropriate subdivisions thereof for each Participant to reflect the Participant's Accrued Benefit under the Plan. The balance in the Savings Account of a Participant shall consist of his initial balance transferred from the Deferred Compensation Plan and the Non-Qualified Thrift Plan, if any, his contributions credited to this account under paragraph 3.2, subtractions pursuant to paragraph 3.3 and deemed earnings or loss thereon determined pursuant to paragraph 3.4.

     3.2 Contributions by Participants.
         -----------------------------

     3.2(a) An Active Participant shall elect to make Savings Contributions from his Compensation equal to all or that portion of his Compensation as is permitted to be contributed and as is specified by him in his Savings Compensation Election.

     3.2(b) Each Savings Contribution is intended to be an elective salary reduction contribution which shall be withheld from a Participant's Compensation otherwise payable to him for a Plan Year.

     3.2(c) Savings Contributions made by a Participant for a Valuation Period shall be credited to his Savings Account as of the date an amount equal to each Savings Contribution is credited on the accounting records of the Plan as directed by the Administrator, which date shall be no later than the end of the calendar month following the month the Compensation from which such contribution is deducted would otherwise have been paid to him. Notwithstanding the foregoing, if the Participant does not have other compensation from which any taxes required to be withheld with respect to his Savings Contributions can be withheld or the Participant does not make other arrangements satisfactory to the Administrator for payment of the same, the amount of the Participant's Savings Contributions credited to his Savings Account under the Plan may at the direction of the Administrator be reduced by any taxes required to be withheld therefrom and not otherwise provided for.

     3.2(d) A Participant's Deferral Contributions and Thrift Contributions for 2002 shall be credited to his Savings Account pursuant to the procedures applicable to Savings Contributions under the foregoing provisions of this paragraph.

     3.3 Subtractions from Accounts. All distributions (including any withheld
         --------------------------
income or other taxes) shall be subtracted from a Participant's Savings Account and the applicable subdivision thereof when made. All forfeitures from a Participant's Company Savings Account shall be subtracted from his Company Savings Account as of the date of the forfeiture event.

     3.4 Crediting of Deemed Earnings or Loss to Accounts.
         ------------------------------------------------

     3.4(a) As of each Valuation Date, there shall be credited to each Participant's Savings Account an amount representing deemed earnings or loss on the "valuation balance" of each such account for the Valuation Period. A Participant's "valuation balance" is the total of the balance in the account as of the beginning of the Valuation Period, plus that portion, if any, of his Deferral Contributions, Savings Contributions and Thrift Contributions, respectively, for the Valuation Period (as determined by the Administrator in its discretion to approximate the portion of the Valuation Period during which such contributions were held in the Fund during the Valuation Period), less distributions and forfeitures from such account during the Valuation Period.

     3.4(b) Such deemed earnings or loss shall be determined as follows:

          (i) For Valuation Periods during which the Fund is maintained and Plan benefits may be paid therefrom because the Plan Sponsor or any other Employer is not insolvent, such earnings or loss shall be based on the net investment rate of return or loss of the Fund division(s) in which the Participant's Accrued Benefit under the Plan is considered invested for the Valuation Period, determined separately for each Fund division and the portion of the Participant's Accrued Benefit considered invested in each such Fund division, based on the Participant's applicable or deemed investment directions pursuant to paragraph 8.4. The net investment rate of return or loss means earnings or loss (including valuation changes) for the Valuation Period of the Fund compared to the aggregate valuation balances sharing in those earnings or loss.

          (ii) For Valuation Periods during which the Fund is not maintained or Plan benefits may not be paid therefrom because the Plan Sponsor or any other Employer is insolvent, such earnings or loss shall be based on an annual rate determined for each Plan Year and equal to the prime rate of interest published in The Wall Street Journal in effect on the first day of the Plan Year containing the period in question. If such rate is not published for any Plan Year, the Administrator shall determine the annual rate for such Plan Year with reference to the average prime lending rate of Bank of America, N.A. or its successor, determined at the end of each Valuation Period, less one percent.

     3.4(c) Notwithstanding the other provisions of this ARTICLE III, whenever the Plan accounting is based on daily Valuation Dates, the valuation adjustments to Participants' accounts shall be effected on such basis and subject to such rules and procedures as the Administrator may determine to reflect daily accounting.

     3.5 Equitable Adjustment in Case of Error or Omission. Where an error or
         -------------------------------------------------
omission is discovered in the account of a Participant, the Administrator shall be authorized to make such equitable adjustment as it deems appropriate.

     3.6 Statement of Accrued Benefit. Within ninety (90) days after the end of
         ----------------------------
each Plan Year and at the date a Participant's Accrued Benefit becomes payable under the Plan, the Administrator shall provide to each Participant (or, if deceased, to his Beneficiary) a statement of the balance as of such date of his Accrued Benefit, and each account and subdivision thereof, and the percent thereof which is vested.

                                   ARTICLE IV
                                     Vesting
                                     -------

     4.1 Vesting Generally.
         -----------------

     4.1(a) The Participant Savings Account of a Participant shall be fully vested and non-forfeitable at all times.

     4.1(b) The Company Savings Account of a Participant shall be vested as follows:

          (i) Vesting in Company Savings Accounts shall normally be based on the rules for vesting in the Participant's "Matching Account" under the Thrift Savings Plan (including, without limitation, the rules for vesting based on the Thrift Savings Plan's vesting schedule and the rules for vesting at attainment of normal retirement age, retirement, death or disability), but with the cash-out, forfeiture and restoration rules thereunder being inapplicable.

          (ii) The Board of the Plan Sponsor may provide for vesting of the Company Savings Account of a Participant who ceases to be an Eligible Employee due to the Participant's voluntary termination of employment with the consent of the Board so long as such consent expressly provides for such vesting.

          (iii) All Company Savings Accounts shall be fully vested as of the date of termination of the Plan as to all Employers.

          (iv) In the event a participating Employer ceases to participate in the Plan, the Board of the Plan Sponsor may provide for vesting of the Company Savings Accounts of all affected Participants of that former participating Employer on such basis as it may direct.

     4.1(c) Notwithstanding anything to the contrary herein, neither the cessation of contributions by the Employer nor the merger of the Plan with or into any other plan shall operate to accelerate the vesting of any Company Savings Account.

     4.2 Forfeiture of Benefits. Notwithstanding any contrary provision hereof,
         ----------------------
the non-vested portion of the Company Savings Account of a Participant shall be forfeited upon the Participant's voluntary or involuntary cessation of employment with the Employer or death, but his vesting shall include any additional vesting provided under the rules of the Thrift Savings Plan or the Plan with respect to such cessation of employment or death.

     4.3 No Restoration of Forfeited Benefits. There shall be no restoration of
        -------------------------------------
forfeited benefits.

                                    ARTICLE V
                                  Death Benefit
                                  -------------

     5.1 Death after Benefit Commencement. If a Participant dies after his
         --------------------------------
vested Accrued Benefit has begun to be paid to him, the benefits payable under the Plan after his death shall be the remainder of his vested Accrued Benefit, if any, payable as provided under the form of payment being made to him at his death. Such benefits shall be paid to his Beneficiary.

     5.2 Death before Benefit Commencement. If a Participant dies before his
        ----------------------------------
vested Accrued Benefit has begun to be paid to him, his vested Accrued Benefit under the Plan shall be paid to his Beneficiary at the time and in the manner described in ARTICLE VI.

     5.3 Beneficiary Designation.
         -----------------------

     5.3(a) Each Participant shall have the right to notify the Administrator in writing of any designation of a Beneficiary to receive, if alive, benefits under the Plan in the event of his death. Such designation may be changed from time to time by notice in writing to the Administrator.

     5.3(b) If a Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased the Participant or, except when his Beneficiary is his spouse, cannot be located by the Administrator within one year after the date when the Administrator commenced making a reasonable effort to locate such Beneficiary, then his surviving spouse, or if none, then his descendants, per stirpes, or if none, then the executor or the administrator of his estate shall be deemed to be his Beneficiary.

     5.3(c) Any Beneficiary designation may include multiple, contingent or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary. If a Beneficiary shall survive the Participant, but shall die before the entire benefit payable to such Beneficiary has been distributed, then absent any other provision by the Participant, the unpaid amount of such benefit shall be distributed to the estate of the deceased Beneficiary. If multiple Beneficiaries are designated, absent provisions by the Participant, those named or the survivors of them shall share equally any benefits payable under the Plan. Any Beneficiary, including the Participant's spouse, shall be entitled to disclaim any benefit otherwise payable to him under the Plan.

     5.3(d) If a Participant does not designate a Beneficiary on a Plan form but did designate a beneficiary on a Non-Qualified Thrift Plan or Deferred Compensation Plan form, the Administrator shall consider the beneficiary designation under the predecessor Non-Qualified Thrift Plan or Deferred Compensation Plan as a Beneficiary designation under the Plan so long as there are not inconsistent designations under the Non-Qualified Thrift Plan and Deferred Compensation Plan.

                                   ARTICLE VI
                               Payment of Benefits
                               -------------------

     6.1 Time and Form of Payment.
         ------------------------

     6.1(a) A Participant's vested Savings Account shall normally be payable to the Participant at the following time and in the following manner as elected by him or as otherwise provided below. The available time and form of payment options are as follows:

          (i)  Time of Payment:

               (A) If the Participant is not a Retiree, in the first month of the calendar quarter following the calendar quarter of the Participant's cessation of employment with the Employer.

               (B) If the Participant is a Retiree and files a deferral election with the Administrator no later than the end of the calendar year preceding the calendar year of his retirement and at least sixty (60) days before his retirement date (or if later, for any Participant who is an active Employee, by March 31, 2002 so long as at least ninety
          (90) days before his retirement date), in the first month of the calendar year, or any of the following four calendar years, following the calendar year in which he retires from the employment with the Employer. Any such election may be made in anticipation of a Participant's becoming a Retiree, but shall not become effective unless the Participant actually retires as a Retiree.

               (C) If the Participant is a Retiree and does not file a deferral election with the Administrator pursuant to clause (i)(B) above, in the first month of the calendar quarter following the calendar quarter of the Participant's retirement from the employment with the Employer.

          (ii) Form of Payment:

               (A) If the Participant is not a Retiree, in the form of a lump sum payment. Under this form of payment, the term "lump sum payment" generally means a single payment of his entire Savings Account. In the event a Savings Account is to be paid in a lump sum payment and the amount thereof has not been determined, the Administrator is authorized to make one or more interim payments prior to the time the amount of such lump sum payment is finally determined.

               (B) If the Participant is a Retiree and files a deferral election with the Administrator no later than the end of the calendar year preceding the calendar year of his retirement and at least sixty (60) days before his retirement date, in the form of five (5) or ten (10) annual installment payments. Each installment shall equal the remaining account balance (determined at the end of the calendar year immediately preceding the date of each payment or determined at the time of payment in the case of the last installment payment, and made proportionately based on value from each of the Fund divisions) divided by the remaining number of installment payments to be made. Any such election may be made in anticipation of a Participant's becoming a Retiree, but shall not become effective unless the Participant actually retires as a Retiree.

               (C) If the Participant is a Retiree and does not file a deferral election with the Administrator pursuant to clause (ii)(B) above, in the form of a lump sum payment as provided in clause (ii)(A) above.

     6.1(b) If the Participant is deceased, payment of the Participant's entire vested Savings Account shall be made to his Beneficiary in a lump sum payment (as defined in clause (ii)(A) of subparagraph 6.1(a)) in the first month of the calendar quarter following the calendar quarter of the Participant's death unless the Participant was receiving installment payments pursuant to clause
(ii)(B) of subparagraph 6.1(a) in which case the installment payments shall continue as scheduled unless the Administrator in its sole discretion decides to accelerate the payment by making a lump sum payment of the remaining account balance.

     6.1(c) The portion of a Participant's Savings Account attributable to his Deferral Contributions for a Plan Year shall be payable to the Participant at the time and in the manner elected by the Participant in his "Deferred Compensation Election" for such Plan Year pursuant to the Deferred Compensation Plan if different from the time provided in clause (i) of subparagraph 6.1(a). The available time and form of payment options under the Deferred Compensation Plan were as follows:

          (i) Time of Payment -

               (A) In the first month of the calendar quarter following the calendar quarter of the earlier of the Participant's retirement, disability or other cessation of employment with the Employer.

               (B) In a specified month and year, which generally must provide for deferral for the lesser of two (2) years or until age sixty-five
          (65) and must be the first month of a calendar quarter, whether or not the Participant has ceased to be employed by the Employer.

               (C) At the later of (A) or (B).

               (D) At the earlier of (A) or (B).

     Notwithstanding the foregoing, if the Participant ceases to be an Employee on account of his voluntary resignation or his termination by the Employer and the Participant is neither considered to retire on a "Retirement Date" nor to be "Disabled" for purposes of the Cadmus Pension Plan (as those terms are defined for purposes of the Cadmus Pension Plan, as amended from time to time, which plan is a defined benefit plan maintained by the Plan Sponsor and qualified under Section 401 of the Code), payment of the Participant's entire Savings Account attributable to his Deferral Contributions shall be made in the first month of the calendar quarter following the calendar quarter in which the Participant's cessation of employment with the Employer occurs.

          (ii) Form of Payment - Lump sum payment (as defined in clause (ii)(A) of subparagraph 6.1(a)).

Separate payment elections were permitted with respect to Deferral Contributions attributable to Incentive Pay Compensation for the Plan Year ending June 30, 1996 and to Deferral Contributions attributable to 1996 Vacation Accrual Cashout Compensation.

     6.1(d) Notwithstanding the foregoing provisions of subparagraph 6.1(c), any Participant who is an Eligible Employee may elect by March 31, 2002 by filing such election with the Administrator to have his Savings Account attributable to his Deferral Contributions paid pursuant to subparagraph 6.1(a), (b) and (e) hereof. Such election may include a time of payment and/or form of payment election if the Participant is anticipated to be a Retiree so long as both the election is filed at least ninety (90) days before the benefit payment to the Participant would otherwise be made and the Administrator, in its sole discretion, consents to the election. Any such election shall not become effective unless the Participant actually retires as a Retiree.

     6.1(e) Notwithstanding the foregoing time and form of benefit payment provisions of this subparagraph, in the sole discretion of the Administrator, a Participant's vested Savings Account may be cashed-out in a lump sum payment (as defined in clause (ii)(A) of subparagraph 6.1(a)) in the first month of the calendar quarter following the calendar quarter in which the Participant ceases to be employed by the Employer (whether or not he is a Retiree) if, at the time of cessation of employment, the Participant's vested Savings Account is not over $10,000.

     6.2 Benefit Determination and Payment Procedure.
         -------------------------------------------

     6.2(a) The Administrator shall make all determinations concerning eligibility for benefits under the Plan, the time or terms of payment, and the form or manner of payment to the Participant or, in the event of the death of the Participant, the Participant's Beneficiary. The Administrator shall promptly notify the Employer and, where payments are to be made by the Trustee from the Fund, the Trustee of each such determination that benefit payments are due and provide to the Employer and, where applicable, the Trustee all other information necessary to allow the Employer or the Trustee, as the case may be, to carry out said determination, whereupon the Employer or the Trustee, as the case may be, shall pay such benefits in accordance with the Administrator's determination.

     6.2(b) Benefit payments shall normally be made from the Fund to such payee(s), in such amounts, at such times and in such manner as the Administrator shall from time to time direct; provided, however, that the Employer may advance any payment due subject to a right of reimbursement from the Fund. The payor may reserve such reasonable amount as it shall deem necessary, based upon information provided by the Administrator upon which the payor may rely, to pay any income or other taxes attributable to the payment or required to be withheld from the payment. If any payment is returned unclaimed, the payor shall notify the Administrator and shall dispose of the payment as the Administrator shall direct.

     6.2(c) Benefit payments normally shall be made in cash and whole shares of Company Stock deemed held in the Participant's accounts in the Company Stock Fund. However, the benefit payee and the Administrator may mutually agree to make in-kind distributions of assets held in the Fund (other than the Company Stock Fund) if the sponsor of the investment fund in question permits such in-kind distributions. Notwithstanding the foregoing, no distribution of Company Stock shall be made, and distribution of the value thereof may be made in cash in lieu of such stock, if in the Administrator's judgment the distribution would violate any federal securities or state blue sky or other laws.

     6.2(d) Notwithstanding any other provision of the Plan, the Administrator may delay any benefit payment (including any withdrawal pursuant to ARTICLE VII) if in the Administrator's judgment the payment would not be deductible under
Section 162(m) of the Code and the delay will permit the deductibility of the payment, in which case the delayed payment shall be made as soon as it is possible to do so within the deduction limits of Section 162(m) of the Code.

     6.3 Payments to Minors and Incompetents. If a Participant or Beneficiary
         -----------------------------------
entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Administrator, benefits will be paid to such person as the Administrator may designate for the benefit of such Participant or Beneficiary. Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.

     6.4 Distribution of Benefit When Distributee Cannot Be Located. The
         ----------------------------------------------------------
Administrator shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant or a Participant's spouse entitled to benefits under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Employer's or the Administrator's records. If the Administrator is unable to locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, the benefit due such person shall continue to be held under the Plan, subject to any applicable statute of escheats.

     6.5 Claims Procedure.
         ----------------

     6.5(a) A Participant or Beneficiary (the "claimant") shall have the right to request any benefit under the Plan by filing a written claim for any such benefit with the Administrator on a form provided by the Administrator for such purpose. The Administrator shall give such claim due consideration and shall either approve or deny it in whole or in part. Within ninety (90) days following receipt of such claim by the Administrator, notice of any approval or denial thereof, in whole or in part, shall be delivered to the claimant or his duly authorized representative or such notice of denial shall be sent by mail to the claimant or his duly authorized representative at the address shown on the claim form or such individual's last known address. The aforesaid ninety (90) day response period may be extended to one hundred eighty (180) days after receipt of the claimant's claim if special circumstances exist and if written notice of the extension to one hundred eighty (180) days indicating the special circumstances involved and the date by which a decision is expected to be made is furnished to the claimant within ninety (90) days after receipt of the claimant's claim. Any notice of denial shall be written in a manner calculated to be understood by the claimant and shall:

          (i) Set forth a specific reason or reasons for the denial,

          (ii) Make specific reference to the pertinent provisions of the Plan on which any denial of benefits is based,

          (iii) Describe any additional material or information necessary for the claimant to perfect the claim and explain why such material or information is necessary, and

          (iv) Explain the claim review procedure of subparagraph 6.5(b).

If a notice of approval or denial is not provided to the claimant within the applicable ninety (90) day or one hundred eighty (180) day period, the claimant's claim shall be considered denied for purposes of the claim review procedure of subparagraph 6.5(b).

     6.5(b) A Participant or Beneficiary whose claim filed pursuant to subparagraph 6.5(a) has been denied, in whole or in part, may, within sixty (60) days following receipt of notice of such denial, or following the expiration of the applicable period provided for in subparagraph 6.5(a) for notifying the claimant of the decision on the claim if no notice of denial is provided, make written application to the Administrator for a review of such claim, which application shall be filed with the Administrator. For purposes of such review, the claimant or his duly authorized representative may review Plan documents pertinent to such claim and may submit to the Administrator written issues and comments respecting such claim. The Administrator may schedule and hold a hearing. The Administrator shall make a full and fair review of any denial of a claim for benefits and issue its decision thereon promptly, but no later than sixty (60) days after receipt by the Administrator of the claimant's request for review, or one hundred twenty (120) days after such receipt if a hearing is to be held or if other special circumstances exist and if written notice of the extension to one hundred twenty (120) days is furnished to the claimant within sixty (60) days after the receipt of the claimant's request for a review. Such decision shall be in writing, shall be delivered or mailed by the Administrator to the claimant or his duly authorized representative in the manner prescribed in subparagraph 6.5(a) for notices of approval or denial of claims, and shall:

          (i) Include specific reasons for the decision,

          (ii) Be written in a manner calculated to be understood by the claimant, and

          (iii) Contain specific references to the pertinent Plan provisions on which the decision is based.

The Administrator's decision made in good faith shall be final.

                                   ARTICLE VII
                                   Withdrawals
                                   -----------

     7.1  Hardship Withdrawals.
          --------------------

     7.1(a) In the event of any unforeseeable emergency and upon written request of the Participant (or, if subsequent to his death, his Beneficiary), the Administrator in its sole discretion may direct the payment in one lump sum to the Participant or his Beneficiary of all or any portion of the Participant's vested Accrued Benefit which the Administrator determines is necessary to alleviate the financial need related to the unforeseeable emergency. Such withdrawal payments shall be subject to the rules of paragraph 6.2.

     7.1(b) For purposes hereof:

          (i) An unforeseeable emergency shall be defined in a manner consistent with the meaning ascribed thereto under Section 457 of the Code as a severe financial hardship to the Participant (or, if subsequent to his death, his Beneficiary) resulting from a sudden and unexpected illness, accident or loss of property due to casualty, or any other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant (or, if subsequent to his death, his Beneficiary).

          (ii) The existence of an unforeseeable emergency shall be determined by the Administrator on the basis of the facts and circumstances of each case, but, in any event, payment may not be made to the extent that the hardship is or may be relieved:

               (A) Through reimbursement or compensation by insurance or otherwise,

               (B) By liquidation of the Participant's assets, to the extent such liquidation would not itself cause a severe financial hardship, or

               (C) By cessation of elective deferrals under the Plan.

          (iii) Examples of what are not considered unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

     7.2 No Other Withdrawals Permitted. No withdrawals or other distributions
         ------------------------------
shall be permitted except as provided in ARTICLE VI or paragraph 7.1.

                                  ARTICLE VIII
                                     Funding
                                     -------

     8.1 Funding.
         -------

     8.1(a) The undertaking to pay benefits hereunder shall be an unfunded obligation payable solely from the general assets of the Employer and, subject to the claims of the Employer's creditors, from each Employer's portion of the Fund. Savings Accounts shall be maintained as book reserve accounts on the books of the Employer solely for accounting purposes. The payment obligation hereunder (whether on not payment is made from the Fund) with respect to the Accrued Benefit attributable to contributions made from Compensation payable, and other contributions made, by one Employer shall be the liability of that Employer only, but payment thereof shall be guaranteed by the Plan Sponsor.

     8.1(b) Nothing contained in the Plan or any Trust Agreement and no action taken pursuant to the provisions of the Plan or Trust Agreement shall give any Participant or Beneficiary any right, title or interest in any specific asset or assets of the Employer or the Fund (in the event the Plan Sponsor decides to maintain actual investments in anticipation of the payment of Plan liabilities) at any time or any priority of payment in the event of the Employer's insolvency. To the extent that any person acquires a right to receive payments from the Employer under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Employer.

     8.1(c) Subject to the other provisions of this paragraph, the Plan Sponsor shall make, or cause to be made out of its assets and those of the other Employers (including any actual investments in anticipation of the payment of Plan liabilities), the payment of all benefits under the Plan. The Plan Sponsor may require contributions by participating Employers be delivered to the Plan Sponsor at such times (whether before, at or after the time of payment), in such amounts and on such basis as it may from time to time determine in order to defray the costs of benefits under and administration of the Plan.

     8.1(d) The Employer shall pay over contributions to the Plan Sponsor at least monthly or at such other time or times as the Plan Sponsor may direct.

     8.2 Use of Trust.
         ------------

     8.2(a) Notwithstanding any provision herein to the contrary, the Plan Sponsor may in its sole discretion direct the establishment and holding of assets pursuant to a Trust Agreement in anticipation of the payment of Plan liabilities.

     8.2(b) The Employers acknowledge that any Trust Agreement, if established, will be established by the Plan Sponsor (who may be referred to as the Trust Sponsor in the Trust Agreement) for the benefit of all participating Employers, that being a participating Employer in the Plan automatically makes the Employer an Employer for purposes of any Trust Agreement (unless the Trust Agreement otherwise provides), and that any Trust Agreement may be amended by appropriate action of the Plan Sponsor (without any action required by the other participating Employers), and that no Participant shall have any interest (whether equitable, legal or otherwise) in the assets held pursuant to any such Trust Agreement.

     8.3 Fund Divisions.
         --------------

     8.3(a) It is contemplated that the Fund will be held in divisions (sometimes referred to as "divisions of the Fund", "Fund divisions" or "investments funds" herein) as hereinafter provided, and each Participant's Accrued Benefit shall be subdivided to reflect its deemed interest in each Fund division.

     8.3(b) The Fund divisions which shall be maintained in the Fund are the following:

          (i) The regulated investment companies, collective trust funds and/or other pooled investment funds listed from time to time on Appendix A to the Plan, each of which shall be treated as a separate Fund division.

          (ii) A Company Stock Fund consisting of deemed investments in Company Stock, with the recordkeeping and accounting maintained on a Participant by Participant separate, non-pooled basis, subject to the following rules:

               (A) Any deemed cash dividends payable with respect to such deemed investment shall be deemed to be reinvested in Company Stock pursuant to the Plan Sponsor's dividend reinvestment plan for shareholders as maintained from time to time. If the Plan Sponsor does not maintain a dividend reinvestment plan for shareholders, such cash dividends shall be deemed reinvested in Company Stock within five (5) business days after deemed payment on such basis as the Administrator directs.

               (B) In the event the Plan Sponsor spins off a company or pays a dividend or other distribution in a form other than cash or Company Stock, the Administrator shall provide for the deemed disposition of such dividend or other distribution on such basis as the Administrator determines.

               (C) Notwithstanding the foregoing, no deemed acquisition or disposition of Company Stock shall be made if in the Administrator's judgment the acquisition or disposition would violate any federal securities or state blue sky or other laws.

     8.3(c) For purposes hereof::

          (i) The Administrator may in its discretion pass through to Participants on a deemed investment basis any tender rights with respect to deemed investments under the Plan on such basis, if any, as it may determine from time to time.

          (ii) The Administrator may adopt such other rules, regulations, practices and procedures with respect to deemed investments as the Administrator considers appropriate from time to time to simulate an actual investment in the Fund divisions or Company Stock.

          (iii) Participants shall have no voting rights with respect to deemed investments under the Plan.

     8.4 Participant Investment Directions. The Accrued Benefit of a Participant
         --------------------------------
in the Plan shall be divided or allocated to reflect the amount of each such Participant's deemed interest in each Fund division as hereinafter provided for the purpose of determining the earnings or loss to be credited to his account, but any such direction shall not give the Participant any right, title or interest in any specific asset or assets of the Fund.

     8.4(a) Upon becoming a Participant without a contribution investment direction in force, a Participant may direct that his future Directable Contributions be invested, in whole multiples of the Permitted Direction Percentage (equaling one hundred percent (100%) in the aggregate), in the Available Investment Funds by filing a "contribution investment direction" with the Administrator at such time.

     8.4(b) In accordance with procedures established by the Administrator from time to time:

          (i) Contribution Investment Direction - A Participant may make a
              ---------------------------------
     "contribution investment direction" by directing that whole multiples of the Permitted Direction Percentage (equaling one hundred percent (100%) in the aggregate) of his future Directable Contributions be invested in the Available Investment Funds. Any such contribution investment direction shall be effected for contributions made after commencement of participation or contributions, as the case may be, and thereafter as of each subsequent Contribution Investment Direction Change Date for which such direction is timely delivered to the Administrator (or its designee); and/or

          (ii) Account Balance Investment Direction - A Participant (or, if
               ------------------------------------
     deceased, his Beneficiary) may make an "account balance investment direction" by directing that whole multiples of the Permitted Direction Percentage (equaling one hundred percent (100%) in the aggregate) of his Directable Accounts be invested in the Available Investment Funds. Any such account balance investment direction shall be effective as of and for the Account Balance Investment Direction Change Date for which such direction is timely delivered to the Administrator (or its designee).

The Administrator (or its designee) generally will process investment directions on a current basis after received, but shall not be obligated to process any investment directions on a retroactive basis.

     8.4(c) If or to the extent a Participant (or if deceased, his Beneficiary) has no investment direction in effect, his Directable Contributions and Directable Accounts shall be invested in the Default Fund designated on Appendix A.

     8.4(d) For purposes of this paragraph:

          (i) The term "Account Balance Investment Direction Change Date" means each Valuation Date.

          (ii) The term "Available Investment Funds" means the investment funds listed in Appendix A to the Plan and, effective April 1, 2002, the Company Stock Fund.

          (iii) The term "Directable Accounts" means the entire Accrued Benefit of the Participant.

          (iv) The term "Directable Contributions" means contributions made by the Participant

          (v) The term "Contribution Investment Direction Change Date" means each Valuation Date.

          (vi) The term "Permitted Direction Percentage" means one percent (1%), provided that the Administrator in its discretion may permit investment directions in dollar amounts.

     8.4(e) The Administrator may, on a uniform and non-discriminatory basis from time to time, set or change the advance notice requirement for effecting investment directions, may limit the number of investment direction changes made in a Plan Year, may limit investment directions, if any, which can be made by telephone, electronically or through the internet, may impose blackout periods for changes, and generally may change any of the investment direction procedures.

                                   ARTICLE IX
                                   Fiduciaries
                                   -----------

     9.1 Fiduciaries and Duties and Responsibilities. Authority to control and
         -------------------------------------------
manage the operation and administration of the Plan shall be vested in the following persons or entities, who, together with their membership, if any, shall be the fiduciaries under the Plan ("Fiduciaries") with those powers, duties, and responsibilities specifically allocated to them by the Plan:

     9.1(a) Plan Administrator - The Plan Administrator in connection with its
            ------------------
fiduciary obligations and rights relating to the Plan and the Fund.

     9.1(b) Plan Sponsor - The Plan Sponsor in connection with its fiduciary
            ------------
obligations and rights relating to the Plan and the Fund.

     9.1(c) Trustee - The Trustee, if any, in connection with its fiduciary
            ------
obligations and rights relating to the Fund.

     9.2 Limitation of Duties and Responsibilities of Fiduciaries. The duties
         --------------------------------------------------------
and responsibilities, and any liability therefor, of the Fiduciaries provided for in paragraph 9.1 shall be severally limited to the duties and responsibilities specifically allocated to each such Fiduciary in accordance with the terms of the Plan, and there shall be no joint duty, responsibility, or liability among any such groups of Fiduciaries in the control and management of the operation and administration of the Plan.

     9.3 Service by Fiduciaries in More Than One Capacity. Any person or group
         ------------------------------------------------
of persons may serve in more than one Fiduciary capacity with respect to the Plan.

     9.4 Allocation or Delegation of Duties and Responsibilities by Fiduciaries.
         ----------------------------------------------------------------------
By written agreement filed with the Administrator and the Plan Sponsor, any duties and responsibilities of any Fiduciary may be allocated among Fiduciaries or may be delegated to persons other than Fiduciaries. Any written agreement shall specifically set forth the duties and responsibilities so allocated or delegated, shall contain reasonable provisions for termination, and shall be executed by the parties thereto.

     9.5 Assistance and Consultation. A Fiduciary, and any delegate named
         ---------------------------
pursuant to paragraph 9.4, may engage agents to assist in its duties and may consult with counsel, who may be counsel for the Employer, with respect to any matter affecting the Plan or its obligations and responsibilities hereunder, or with respect to any action or proceeding affecting the Plan.

     9.6 Compensation and Expenses. All compensation and expenses of the
         -------------------------
Fiduciaries and their agents and counsel shall be paid or reimbursed by the Employer on such basis as the Plan Sponsor shall determine; provided, however, that each person or committeeman serving as a Fiduciary shall serve without compensation for such service unless otherwise determined by the Plan Sponsor or, in the case of the Trustee, unless otherwise provided in the Trust Agreement.

     9.7 Indemnification. The Employer, on such basis as the Plan Sponsor shall
         ---------------
determine, shall indemnify and hold harmless any individual who is an employee of the Employer or an Affiliate and who is a Fiduciary or a member of a Fiduciary under the Plan and any other individual who is an employee of the Employer or an Affiliate and to whom duties of a Fiduciary are delegated pursuant to paragraph 9.4, to the extent permitted by law, from and against any liability, loss, cost or expense arising from their good faith action or inaction in connection with their responsibilities under the Plan.

                                    ARTICLE X
                               Plan Administrator
                               ------------------

     10.1 Appointment of Plan Administrator. The Plan Sponsor may appoint one or
          ---------------------------------
more persons to serve as the Plan Administrator (the "Administrator") for the purpose of carrying out the duties specifically imposed on the Administrator by the Plan and the Code. In the event more than one person is appointed, the persons shall form a committee for the purpose of functioning as the Administrator of the Plan. The person or committeemen serving as Administrator shall serve for indefinite terms at the pleasure of the Plan Sponsor, and may, by thirty (30) days prior written notice to the Plan Sponsor, terminate such appointment. The Plan Sponsor shall inform the Trustee of any such appointment or termination, and the Trustee may assume that any person appointed continues in office until notified of any change.

     10.2 Plan Sponsor as Plan Administrator. In the event that no Administrator
          ----------------------------------
is appointed or in office pursuant to paragraph 10.1, the Plan Sponsor shall be the Administrator.

     10.3 Procedure if a Committee. If the Administrator is a committee, it
         ----------------------------------------------------------------------
shall appoint from its members a Chairman and a Secretary. The Secretary shall keep records as may be necessary of the acts and resolutions of such committee and be prepared to furnish reports thereof to the Plan Sponsor and the Trustee. Except as otherwise provided, all instruments executed on behalf of such committee may be executed by its Chairman or Secretary, and the Trustee may assume that such committee, its Chairman or Secretary are the persons who were last designated as such to them in writing by the Plan Sponsor or its Chairman or Secretary.

     10.4 Action by Majority Vote if a Committee. If the Administrator is a
          --------------------------------------
committee, its action in all matters, questions and decisions shall be determined by a majority vote of its members qualified to act thereon. They may meet informally or take any action without the necessity of meeting as a group.

     10.5 Appointment of Successors. Upon the death, resignation or removal of a
          -------------------------
person serving as, or on a committee which is, the Administrator, the Employer may, but need not, appoint a successor.

     10.6 Duties and Responsibilities of Plan Administrator. The Administrator
          -------------------------------------------------
shall have the following duties and responsibilities under the Plan:

     10.6(a) The Administrator shall be responsible for the fulfillment of all relevant reporting and disclosure requirements set forth in the Plan, the Code and the Act, the distribution thereof to Participants and their Beneficiaries and the filing thereof with the appropriate governmental officials and agencies.

     10.6(b) The Administrator shall maintain and retain necessary records respecting its administration of the Plan and matters upon which disclosure is required under the Plan, the Code and the Act.

     10.6(c) The Administrator shall make any elections for the Plan required to be made by it under the Plan, the Code and the Act.

     10.6(d) The Administrator is empowered to settle claims against the Plan and to make such equitable adjustments in a Participant's or Beneficiary's rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan.

     10.6(e) The Administrator may construe the Plan, correct defects, supply omissions or reconcile inconsistencies to the extent necessary to effectuate the Plan and such action shall be conclusive.

     10.7 Power and Authority.
          -------------------

     10.7(a) The Administrator is hereby vested with all the power and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan imposed hereunder. For such purpose, the Administrator shall have the power to adopt rules and regulations consistent with the terms of the Plan.

     10.7(b) The Administrator shall exercise its power and authority in its discretion. It is intended that a court review of the Administrator's exercise of its power and authority with respect to matters relating to claims for benefits by, and to eligibility for participation in and benefits of, Participants and Beneficiaries shall be made only on an arbitrary and capricious standard.

     10.8 Availability of Records. The Employer and the Trustee shall, at the
          ----------------------
request of the Administrator, make available necessary records or other information they possess which may be required by the Administrator in order to carry out its duties hereunder.

     10.9 No Action with Respect to Own Benefit. No Administrator who is a
          -------------------------------------
Participant shall take any part as the Administrator in any discretionary action in connection with his participation as an individual. Such action shall be taken by the remaining Administrator, if any, or otherwise by the Plan Sponsor.

                                   ARTICLE XI
                        Amendment and Termination of Plan
                        ---------------------------------

     11.1 Amendment or Termination of the Plan.
          -------------------------------------

     11.1(a) The Plan may be terminated at any time by the Board. The Plan may be amended in whole or in part from time to time by the Board effective as of any date specified. No amendment or termination shall operate to decrease a Participant's vested Accrued Benefit as of the earlier of the date on which the amendment or termination is approved by the Board or the date on which an instrument of amendment or termination is signed on behalf of the Plan Sponsor. No amendment shall increase the Trustee's duties or obligations or decrease its compensation unless contained in an amendment of, or document expressly pertaining to, the Trust Agreement which includes the Trustee's written consent or for which the Trustee's written consent is separately obtained. Any such termination of or amendment to the Plan may provide for the acceleration of payment of benefits under the Plan to one or more Participants or Beneficiaries. Any such termination of or amendment to the Plan shall be in writing and shall be adopted pursuant to action by the Board (including pursuant to any standing authorization for any officer, director or committee to adopt amendments) in accordance with its applicable procedures, including where applicable by majority vote or consent in writing.

     11.1(b) In addition, and as an alternative, to amendment of the Plan by action of the Board, but subject to the limitations on amendment contained in subparagraph 11.1(a), the Chief Executive Officer of the Plan Sponsor shall be and is hereby authorized to adopt on behalf of the Board and to execute any technical amendment or amendments to the Plan which in the opinion of counsel for the Plan Sponsor are required by law and are deemed advisable by the Chief Executive Officer of the Plan Sponsor and to so adopt and execute any other discretionary amendment or amendments to the Plan which are deemed advisable by the Chief Executive Officer of the Plan Sponsor so long as any such amendments do not, in view of the Chief Executive Officer of the Plan Sponsor, materially increase costs of the Plan to the Employer.

     11.1(c) Termination of the Plan shall mean termination of active participation by Participants, but shall not mean immediate payment of all vested Accrued Benefits unless the Plan Sponsor so directs. On termination of the Plan, the Board of the Plan Sponsor may provide for the acceleration of payment of the vested Accrued Benefits of all affected Participants on such basis as it may direct.

     11.2 Effect of Employer Merger, Consolidation or Liquidation.
          -------------------------------------------------------
Notwithstanding the foregoing provisions of this ARTICLE XI, the merger or liquidation of any Employer into any other Employer or the consolidation of two
(2) or more of the Employers shall not cause the Plan to terminate with respect to the merging, liquidating or consolidating Employers, provided that the Plan has been adopted or is continued by and has not terminated with respect to the surviving or continuing Employer.

                                   ARTICLE XII
                                  Miscellaneous
                                  -------------

     12.1 Headings. The headings in the Plan have been inserted for convenience
          --------
of reference only and are to be ignored in any construction of the provisions hereof.

     12.2 Gender and Number. In the construction of the Plan, the masculine
          -----------------
shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

     12.3 Governing Law. The Plan and the Fund shall be construed, enforced and
          -------------
administered in accordance with the laws of the Commonwealth of Virginia, and any federal law pre-empting the same. Unless federal law specifically addresses the issue, federal law shall not pre-empt applicable state law preventing an individual or person claiming through him from acquiring property or receiving benefits as a result of the death of a decedent where such individual caused the death.

     12.4 Employment Rights. Participation in the Plan shall not give any
          -----------------
employee the right to be retained in the Employer's employ nor, upon dismissal or upon his voluntary termination of employment, to have any right or interest in the Fund other than as herein provided.

     12.5 Conclusiveness of Employer Records. The records of the Employer with
          ----------------------------------
respect to age, service, employment history, compensation, absences, illnesses and all other relevant matters shall be conclusive for purposes of the administration of the Plan.

     12.6 Right to Require Information and Reliance Thereon. The Plan Sponsor
          -------------------------------------------------
and the Administrator shall have the right to require any Participant, Beneficiary or other person receiving benefit payments to provide it with such information, in writing, and in such form as it may deem necessary to the administration of the Plan and may rely thereon in carrying out its duties hereunder. Any payment to or on behalf of a Participant or Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by a Participant or any other person to whom such payment is made shall be in full satisfaction of all claims by such Participant and his Beneficiary; and any payment to or on behalf of a Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by such Beneficiary or any other person to whom such payment is made shall be in full satisfaction of all claims by such Beneficiary.

     12.7 Alienation and Assignment. The interests of each Participant under the
          -------------------------
Plan are not subject to claims of the Participant's creditors; and neither the Participant, nor his Beneficiary, shall have any right to sell, assign, transfer or otherwise convey the right to receive any payments hereunder or any interest under the Plan, which payments and interest are expressly declared to be non-assignable and non-transferable.

     12.8 Notices and Elections.
          ---------------------

     12.8(a) Except as provided in subparagraph 12.8(b), all notices required to be given in writing and all elections, consents, applications and the like required to be made in writing, under any provision of the Plan, shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice, election, consent or application by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election, consent or application.

     12.8(b) Subject to limitations under applicable provisions of the Code or the Act (such as the requirement that spousal consent be in writing), the Administrator is authorized in its discretion to accept other means for receipt of effective notices, elections, consent and/or application by Participants and/or Beneficiaries, including but not limited to interactive voice systems and electronic or internet communications, on such basis and for such purposes as it determines from time to time.

     12.9 Delegation of Authority. Whenever the Plan Sponsor or any Employer is
          -----------------------
permitted or required to perform any act, such act may be performed by its Chief Executive Officer, its President or its Board of Directors or by any other person duly authorized by any of the foregoing.

     12.10 Service of Process. The Administrator shall be the agent for service
           ------------------
of process on the Plan.

     12.11 Construction. The Plan and the Fund are created for the exclusive
           ------------
benefit of Eligible Employees of the Employer and their Beneficiaries and shall be interpreted and administered in a manner consistent with their being an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees (sometimes referred to as a "top-hat" plan) described in Sections 201(2), 301(a)(3) and 401(a)(1) of the Act. If the fund is maintained pursuant to a Trust Agreement, it is intended to be a grantor trust, of which the Plan Sponsor or, if so provided, the Employer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly.

                                  ARTICLE XIII
                      Participation by Additional Employers
                      -------------------------------------

     13.1 Adoption by Additional Employers. Any Affiliate with employees covered
          --------------------------------
by the Plan Sponsor's executive compensation plan shall automatically be considered to adopt and participate in the Plan, unless otherwise expressly provided by the Plan Sponsor.

     13.2 Termination Events with Respect to Employers Other Than the Plan
          -----------------------------------------------------------------
Sponsor.
------

     13.2(a) The Plan shall terminate with respect to any Employer other than the Plan Sponsor, and such Employer shall automatically cease to be a participating Employer in the Plan, upon the happening of any of the following events:

          (i) The Employer's ceasing to have employees covered by the Plan Sponsor's executive compensation plan.

          (ii) The Employer's ceasing to be an Affiliate.

          (iii) Action by the Board or Chief Executive Officer of the Plan Sponsor terminating an Employer's participation in the Plan and specifying the date of such termination. Notice of such termination shall be delivered to the Administrator and the former participating Employer.

     13.2(b) Termination of the Plan with respect to any Employer shall mean termination of active participation of the Participants employed by such Employer, but shall not mean immediate payment of all vested Accrued Benefits with respect to the Employees of such Employer unless the Plan Sponsor so directs. On termination of the Plan with respect to any Employer, the Board of the Plan Sponsor may provide for the acceleration of payment of the vested Accrued Benefits of all affected Participants of that former participating Employer on such basis as it may direct.

     IN WITNESS WHEREOF, the Plan Sponsor, for itself and each other participating Employer, pursuant to the resolution duly adopted by its Board, has caused the Plan to be signed on its behalf by its duly authorized officer or member of its Board of Directors as of this 15th day of March, 2002.

                                    CADMUS COMMUNICATIONS CORPORATION,
                                    Plan Sponsor and participating Employer


                                    By:           /s/Bruce V. Thomas
                                       -----------------------------------------
                                      Its:President and Chief Executive Officer

                        CADMUS NON-QUALIFIED SAVINGS PLAN
                                   Appendix A
                             (A s of March 15, 2002)
                       List of Available Investment Funds
                       ----------------------------------

     A-1.1 Available Investment Funds. The Available Investments Funds, each of
           --------------------------
which shall be considered a separate Fund division, are the following regulated investment companies and/or collective trust funds sponsored by T. Rowe Price Associates, Inc. or any of its affiliates (sometimes referred to as the "T. Rowe Price investment funds" or "T. Rowe Price Fund divisions"):

          (i)       T. Rowe Price Stable Value Fund.

          (ii)      T. Rowe Price Prime Reserve Fund.

          (iii)     T. Rowe Price U.S. Treasury Intermediate Fund.

          (iv)      T. Rowe Price Balanced Fund.

          (v)       T. Rowe Price Equity Index 500 Fund.

          (vi)      T. Rowe Price Growth Stock Fund.

          (vii)     T. Rowe Price Value Fund.

          (viii)    T. Rowe Price International Stock Fund.

          (ix)      T. Rowe Price Small-Cap Value Fund.

          (x)       T. Rowe Price New Horizons Fund.

A-1.2     Default Fund. The Default Fund is the T. Rowe Price Balanced Fund.
          ------------

                                       -1-